EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Royal Gold, Inc. Deferred Compensation Plan for Non-Employee Directors of our reports dated August 11, 2016, with respect to the consolidated financial statements of Royal Gold, Inc. and the effectiveness of internal control over financial reporting of Royal Gold, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado

July 20, 2017